Camber Energy, Inc. 8-K

Exhibit 99.2

CAMBER ENERGY, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On December 31, 2019, Camber Energy, Inc. (the “Company”, “we” and “us”), entered into, and closed the transactions contemplated by, a Preferred Stock Redemption Agreement (the “Redemption Agreement” and the redemption contemplated thereby, the “Redemption”), by and between the Company, Lineal Star Holdings, LLC, the Company’s wholly-owned subsidiary at the time of the entry into the Redemption Agreement (“Lineal”), Lineal’s wholly-owned subsidiaries, and the holders of the Company’s Series E Redeemable Convertible Preferred Stock (“Series E Preferred Stock”) and Series F Redeemable Preferred Stock (“Series F Preferred Stock”, and the holders of the Series E Preferred Stock and Series F Preferred Stock, the “Preferred Holders”).

The Company had previously acquired 100% of the ownership of Lineal on July 8, 2019, from the then members of Lineal, in consideration for 1,000,000 shares of Series E Preferred Stock and 16,750 shares of Series F Preferred Stock, pursuant to the terms of an Agreement and Plan of Merger entered into on July 8, 2019 (the “Merger”).

Pursuant to the Redemption Agreement, effective as of December 31, 2019, each holder of Series E Preferred Stock transferred such Series E Preferred Stock to Camber in consideration for their pro rata share (except as discussed below in connection with the Series F Preferred Stock holder, who was also a holder of Series E Preferred Stock) of 100% of the Common Shares of Lineal and the holder of the Series F Preferred Stock transferred such Series F Preferred Stock (and such Series E Preferred Stock shares held by such holder) to Camber in consideration for 100% of the Preferred Shares of Lineal and as a result, ownership of 100% of Lineal was transferred back to the Preferred Holders, the original owners of Lineal prior to the Merger. Additionally, all of the Series E Preferred Stock and Series F Preferred Stock of the Company was automatically cancelled and deemed redeemed by Camber and the Series F Holder waived and forgave any and all accrued dividends on the Series F Preferred Stock.

The Redemption Agreement also provided for (a) the entry by Lineal and the Company into a new promissory note in the amount of $1,539,719, evidencing the repayment of a promissory note in the original amount of $1,050,000 provided by Lineal to Camber at the time of the closing of the Merger, together with additional amounts loaned by Camber to Lineal through December 31, 2019 (the “New Note”); (b) the loan by the Company to Lineal of an additional $800,000, which was evidenced by a promissory note in the amount of $800,000, entered into by Lineal in favor of the Company on December 31, 2019 (“Note No. 2”); and (c) the termination of the prior Plan of Merger and Funding and Loan Agreement entered into in connection therewith (pursuant to which all funds previously held in a segregated account for future Lineal acquisitions, less amounts loaned pursuant to Note No. 2, were released back to the Company). The New Note and Note No. 2, accrue interest, payable quarterly in arrears, beginning on March 31, 2020 and continuing until December 31, 2021, when all interest and principal is due, at 8% and 10% per annum (18% upon the occurrence of an event of default), respectively.

The following unaudited pro forma financial information is based on the Company’s historical consolidated financial statements after giving effect to the Redemption. The Company’s unaudited pro forma consolidated balance sheet as of September 30, 2019 illustrates the estimated effects of the Redemption as if it had occurred on such date. The net effect of the Redemption resulted in the elimination of $25,321,307 of the Company’s assets which included $17,992,118 of goodwill and $757,263 of other intangible assets reported with the Merger and the elimination of $4,495,888 of liabilities and $20,118,000 of temporary equity associated with the redeemable preferred stock. The pro forma assets of the Company, as adjusted, reflected $4,420,020 in current assets, of which $4,218,056 is cash.

The unaudited pro forma consolidated statements of operations for the three and six months ended September 30, 2019 include certain pro forma adjustments to illustrate the estimated effect of the Redemption as if it had occurred on July 8, 2019. The net effect of the Redemption on the statements of operations eliminated $6,285,535 of revenues for the three and six-month periods ended September 30, 2019, which reduced the Company’s proforma revenues to $92,753 and $214,104 for the same periods, respectively. The Company’s pro forma adjusted net loss increased from $276,964 and $1,564,562 for the three and six-month periods ended September 30, 2019, to $984,383 and $2,271,981 for the same periods, respectively.

The unaudited pro forma consolidated financial statements and the accompanying notes should be read in conjunction with the unaudited consolidated financial statements and accompanying notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2019.

The unaudited pro forma financial information is for informational purposes only and is not necessarily indicative of what the Company’s financial performance and financial position would have been had the transaction been completed on the dates assumed, nor is the unaudited pro forma financial information necessarily indicative of the results to be expected in any future period.

Camber Energy

Pro Forma Balance Sheet

September 30, 2019

	Consolidated September 30, 2019	Eliminate Lineal September 30, 2019	Adjusted Camber Only September 30, 2019
Current Assets
Cash	$4,833,636	$(615,580)	$4,218,056
Restricted Cash	—	—	—
Accounts Receivable	3,337,183	(3,164,279)	172,904
Costs in Excess of Billings	1,771,739	(1,771,739)	—
Other Current Assets	65,249	(36,189)	29,060
Total Current Assets	10,007,807	(5,587,787)	4,420,020

Property and Equipment
Oil and Gas Properties - Subject to Amortization	50,488,936	—	50,488,936
Oil and Gas Properties - Not Subject to Amortization	28,016,989	—	28,016,989
Other Property and Equipment	5,235,199	(5,233,629)	1,570
Total Property and Equipment	83,741,124	(5,233,629)	78,507,495
Accumulated Depletion, Depreciation, Amortization and Impairment	(81,574,648)	3,233,490	(78,341,158)
Total Property and Equipment, Net	2,166,476	(2,000,139)	166,337
Right of Use Assets	757,263	(757,263)	—
Goodwill	17,992,118	(17,992,118)	—

Other Assets	264,053	(34,000)	230,053

Long-Term Note Receivable	—	1,050,000	1,050,000

Total Assets	$31,187,717	$(25,321,307)	$5,866,410

Current Liabilities
Accounts Payable	$2,161,016	$(864,239)	$1,296,777
Common Stock Payable	1,735	—	1,735
Billings in Excess of Costs	90,082	(90,082)	—
Accrued Expenses	808,165	(716,164)	92,001
Operating Lease Labilities - Short-Term	389,857	(389,857)	—
Finance Lease Liabilities - Short-Term	156,284	(156,284)	—
Current Portion of Long-Term Notes Payable, Net of Discount	216,721	(216,721)	—
Current Income Taxes	3,000	—	3,000
Total Current Liabilities	3,826,860	(2,433,347)	1,393,513

Asset Retirement Obligation	263,792	—	263,792
Operating Lease Liabilities - Long-Term	367,406	(367,406)
Finance Lease Liabilities - Long-Term	119,731	(119,731)	—
Long-Term Notes Payable, Net of Discount	1,575,404	(1,575,404)	—
Derivative Liability	—	—	—
Total Liabilities	6,153,193	(4,495,888)	1,657,305

Commitments and Contingencies

Temporary Equity
Preferred Stock Series E, 1,000,000 Shares Authorized of $0.001 Par, 1,675,000 and -0- Shares issued and Outstanding, respectively, Liquidation Preference of $20,000,000	18,701,000	(18,701,000)	—
Preferred Stock Series F, 1,000,000 Shares Authorized of $0.001 Par, 1,675,000 and -0- Shares issued and Outstanding, respectively, Liquidation Preference of $1,675,000	1,417,000	(1,417,000)	—
Total Temporary Equity	20,118,000	(20,118,000)	—
Stockholders’ Equity
Preferred Stock Series A, 2,000 Shares Authorized of $0.001 Par Value, 0 Shares Issued and Outstanding	—	—	—
Preferred Stock Series B, 600,000 Shares Authorized of $0.001 Par Value, 0 and 44,000 Shares Issued and Outstanding, respectively	—	—	—
Preferred Stock Series C, 5,000 Shares Authorized of $0.001 Par Value, 2,302 and 2,305 Shares issued and Outstanding, respectively, Liquidation Preference of $56,318,430	2	—	2
Preferred Stock Series D, 50,000 Shares Authorized of $0.001 Par Value, 0 Shares Issued and Outstanding
Common Stock, 5,000,000 Shared Authorized of $0.001 Par Value, 1,048,000 and 13,553 Shares Issued and Outstanding, respectively	1,049	—	1,049

Additional Paid in Capital	148,784,723	—	148,784,723
Stock Dividends Distributable	11,913,781	—	11,913,781
Accumulated Deficit	(155,783,031)	(707,419)	(156,490,450)
Total Stockholders’ Equity	4,916,524	(707,419)	4,209,105

Total Liabilities and Stockholders’ Equity	$31,187,717	$(25,321,307)	$5,866,410

Camber Energy

Pro Forma Combined Statements of Operations

September 30, 2019

	Consolidated	Eliminate Lineal	Adjusted Camber Only	Consolidated	Eliminate Lineal	Adjusted Camber Only
	Quarter Ended	Camber Only	Quarter Ended	Six Months Ended	Camber Only	Six Months Ended
	September 30, 2019	September 30, 2019	September 30, 2019	September 30, 2019	September 30, 2019	September 30, 2019

Net Operating Revenues
Contract Revenue	$6,285,535	(6,285,535)	$—	$6,285,535	(6,285,535)	$—
Oil and Gas Revenue	92,753		92,753	214,104		214,104
Total	6,378,288	(6,285,535)	92,753	6,499,639	(6,285,535)	214,104
Operating Expenses
Lease Operating Expenses	188,483		188,483	312,040		312,040
Severance and Property Taxes	4,031		4,031	6,605		6,605
Contract Costs	4,897,196	(4,897,196)	—	4,897,196	(4,897,196)	—
Depreciation, Depletion, Amortization and Accretion	68,460	(64,868)	3,592	72,702	(64,868)	7,834
General and Administrative	1,731,795	(821,312)	910,483	3,063,786	(821,312)	2,242,474
Total	6,889,965	(5,783,376)	1,106,589	8,352,329	(5,783,376)	2,568,953

Operating Loss	(511,677)	(502,159)	(1,013,836)	(1,852,690)	(502,159)	(2,354,849)

Other Expense (Income)
Interest Expense	37,677	(33,504)	4,173	38,524	(33,504)	5,020
Other Expense (Income), Net	(272,390)	238,764	(33,626)	(326,652)	238,764	(87,888)
Total Other Expense	(234,713)	205,260	(29,453)	(288,128)	205,260	(82,868)
Income Taxes	—	—	—	—	—	—
Net Loss	$(276,964)	$(707,419)	$(984,383)	$(1,564,562)	$(707,419)	$(2,271,981)

CAMBER ENERGY, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited proforma combined financial information is intended to give effect to the redemption of 100% of the ownership of Lineal Star Holdings, LLC ("Lineal") and its wholly owned subsidiaries by the holders of the Company’s Series E and Series F Preferred Stockholders pursuant to an agreement effective December 31, 2019. The accompanying unaudited pro forma financial statements present the balance sheet as of September 30, 2019, and income statements for the three and six months ended September 30, 2019, as if the redemption occurred on July 8, 2019.

2. Pro Forma Adjustments

The following proforma adjustments have been reflected in the unaudited pro forma combined financial statements:

Adjustments to the pro forma combined balance sheet:

(a)        Reflects the elimination of assets and liabilities of Lineal and its subsidiaries and the addition of notes receivable of $1,050,000 due from Lineal to the Company, plus accrued interest in the note of $24,349 for the period ended September 30, 2019.

(b)        Reflects accounts receivable in the amount of $30,000, for expenses paid by the Company to be repaid by Lineal pursuant to a new note payable effective December 31, 2019, payable to the Company.

Adjustments to the proforma combined statements of operations:

(a)        Reflects the elimination of the all revenue and expenses of operations of Lineal which comprised the material portion of the Company’s operations which were previously reported for the three and six month periods ended September 30, 2019.